Exhibit 10.1

VONOPRAZAN COMMERCIAL SUPPLY AGREEMENT

This Vonoprazan Commercial Supply Agreement (this “Agreement”) effective as of August 1, 2022 (“Effective Date”) between Phathom Pharmaceuticals, Inc, located at 100 Campus Drive, Suite 102, Florham Park, NJ 07932, USA (“Purchaser”), and Evonik Operations GmbH, a limited liability company located at Rodenbacher Chaussee 4, 63457 Hanau (Wolfgang), Germany (“Supplier”). Purchaser and Supplier are each sometimes referred to individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, Supplier has the expertise, resources, facilities and personnel for the manufacture and supply of Vonoprazan Fumarate (“Product”) which is also known as TAK-438, and Supplier desires to be engaged to manufacture and supply Product for Purchaser pursuant to the terms and conditions below; and

WHEREAS, Purchaser provided to Supplier the Purchaser Technology Data Package (as defined herein) containing such information, data, documents and records as reasonably necessary for Supplier to manufacture the Product,;

WHEREAS, Purchaser desires to engage Supplier to manufacture and supply Product as ordered by Purchaser, as a raw material in Purchaser’s subsequent manufacture of finished pharmaceutical products containing Product as active pharmaceutical ingredient for human use (“Final Product”),

WHEREAS, the Agreement will cover a 4 phased approach, with phase 1 being the first commercial campaign (starting after successful completion of the validation campaign, which validation campaign is not subject to this Agreement), and ending with the successful completion of the first commercial campaign (“Phase 1”), phase 2 being regular commercial supply from the Supplier Facility in [***] starting after completion of Phase 1 (“Phase 2”), phase 3 consisting of validation of the process at the Supplier Facility of [***], and ending with the successful completion of such validation (“Phase 3”) and phase 4 being commercial supply from [***] after the successful validation in [***] (“Phase 4”).

WHEREAS, in order to be able to validate the process at the Supplier’s Affiliate [***], certain equipment modifications are necessary. Supplier’s Affiliate [***] and Purchaser will enter into a separate agreement covering such equipment modification and the funding thereof.

NOW, THEREFORE, in consideration of the foregoing and the promises contained in this Agreement, Purchaser and Supplier, intending to be legally bound, hereby agree as follows:

Article 1
Definitions.
1.1
Definitions and Exhibits. Unless otherwise defined, initially capitalized terms used in this Agreement, including the recitals, Appendices, Schedules, and Exhibits hereto, shall have the meanings ascribed to them in Exhibit A. The Parties hereto agree that the provisions set forth in any appendix, schedule, or exhibit attached hereto are hereby incorporated by reference in this Agreement as if fully set forth herein. In the event there is a conflict or inconsistency between any appendix, schedule, or exhibit and this Agreement, the provisions of this Agreement shall control.
1.2
Interpretation. Each reference herein to a particular Person shall include a reference to such Person’s successors and permitted assigns. A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms. A reference to any law, rule, regulation or statute includes any amendment or modification thereto. The words “herein,” “hereof,” “hereunder,” “hereto,” and words of like import shall refer to this Agreement as a whole and not any particular article, section or subdivision of this Agreement. A reference to an article, section, appendix, schedule, or exhibit is a reference to the article, section, appendix, schedule, or exhibit of this Agreement unless otherwise indicated. In this Agreement, the singular includes the plural and the plural includes the singular, and the words “including,” “include” and “includes” shall be deemed to be followed by the words “without limitation.”
1.3
Order of Interpretation.
1.3.1
Conflict with Quality Agreement. To the extent there are any inconsistencies or conflicts between this Agreement and the Quality Agreement, the terms and conditions of this Agreement shall control for matters unrelated to Product quality, unless otherwise agreed to in writing by the Parties. For matters related to Product quality, the Quality Agreement shall control, unless otherwise agreed to in writing by the Parties.
1.3.2
Pre-Printed Terms and Conditions. Any and all pre-printed terms and conditions on Purchaser’s purchase order or Supplier’s order confirmation shall have no binding effect as it relates to this Agreement or the subject thereof.
Article 2
Term and Renewal.
2.1
Initial Term. Subject to earlier termination in accordance with this Agreement, the term of this Agreement shall be effective commencing on the Effective Date and shall continue in effect for an initial term of five (5) years (the “Initial Term”). Upon successful completion of Phase 3 on or prior to December 31, 2024, the Initial Term will be extended by additional two (2) years.
2.2
Term; Renewal Term; Notice of Nonrenewal. This Agreement shall automatically renew for subsequent periods of two (2) years (each a “Renewal Term”), unless terminated by either Party upon no less than either (a) twenty-four (24) months’ prior written notice during the Initial Term or (b) eighteen (18) months’ prior written notice during any subsequent Renewal Term, to the end of the relevant Term. The Initial Term and Renewal Term, if any, shall be referred to collectively as the “Term.”
Article 3
Supply of Product.
3.1
Product Specification. Supplier shall manufacture and sell, and Purchaser shall purchase, Product in conformance with the product specification appended hereto at Exhibit B (“Specification”).
3.2
Performance. Supplier shall either on its own or through an Affiliate supply the Product in accordance with the terms and conditions of this Agreement.
3.2.1
Supplier Facility. The Product shall be manufactured at the Supplier Facility. [***].
3.2.2
Compliance. Supplier shall perform its obligations hereunder in compliance with all Applicable Laws, and in a professional, workmanlike, diligent and timely manner.
3.2.3
Subcontracting. Other than an Affiliate, which Supplier is expressly permitted to engage, Supplier will neither employ nor engage any contractor or subcontractor to perform any of Supplier's material obligations under this Agreement without Purchaser's prior written consent, such consent not to be unreasonably withheld or delayed. For purposes of clarification, Supplier shall not be required to obtain Purchaser's prior written consent to the extent Supplier retains the services of a Third Party to perform Supplier Facility maintenance services, equipment repair and calibration, or other ancillary services in support of its contractual obligations hereunder.
3.2.4
Annual Campaigns. [***].
3.2.5
Maximum Supply Obligation. During each calendar year of the Term, Supplier agrees to manufacture and supply to Purchaser Product up to Supplier’s maximum supply obligation volume as set forth in Exhibit F (“Maximum Supply Obligation”).
3.3
Project Managers. Within thirty (30) days following the Effective Date, each Party will appoint (and notify the other Party in writing of the identity of) a representative to act as its project manager for their collaboration under this Agreement (“Project Manager”). The Project Managers will serve as the primary contact points between the Parties and will be primarily responsible for facilitating the flow of information, interaction and collaboration between the Parties under this Agreement. Each Party may replace its Project Manager on written notice to the other Party.
3.4
Quality Agreement. The Parties will enter into a Quality Agreement. However, this Agreement will expressly and exclusively govern all provisions regarding the purchase and sale of all Product between the Parties and all terms, obligations, responsibility, and liability regarding same.
3.5
Batch Records. In the course of manufacturing the Product, Supplier will generate Batch Records. The Quality Agreement shall describe whether and how Supplier will make available copies of Batch Records to Purchaser.
3.6
Exclusivity. Supplier shall manufacture and supply Product in accordance with the Specifications, Applicable Laws and the terms and conditions of this Agreement. Subject to Article 3.10, Purchaser shall purchase from Supplier the quantities as set forth in Exhibit F.
3.7
Audit.

3.7.1
Scope of Audit. Once during each calendar year of the Term of and once for a period of [***] following expiration or termination of the Agreement, upon reasonable notice and during normal working hours, Supplier may retain an independent, third-party auditor mutually agreed upon by the Parties. Upon execution of a reasonable confidentiality agreement, such auditor shall have access to the accounting records and other documents maintained by Purchaser that directly relate to this Agreement for the sole purpose of verifying Purchaser’s compliance with its minimum contractual purchase obligations as set forth in Article 3.6. The auditor shall solely disclose to the Supplier whether Purchaser complied with its obligation from Article 3.6 or not and the shortfall volume, if any. No further information shall be requested by and given to the Supplier.

3.7.2
Audit Expenses. All audit expenses are at the sole cost and expense of Supplier, unless such audit results in an adjustment in favor of Supplier, in which case the reasonable costs of such auditor shall be borne by Purchaser.

3.8
Shortfall Payments. If Purchaser fails to satisfy its obligations pursuant to Article 3.6, which determination shall be made at the first Planning Meeting (as defined in Article 3.17) following the end of the applicable calendar year, [***]. Notwithstanding the foregoing, Purchaser shall not be obligated to make any Shortfall Payment to the extent that any failure by Purchaser to meet its obligations under Article 3.6 in respect of any calendar year is attributable to actions or inactions of Supplier, including the unavailability or delay of shipments of Product, or delivery of defective Product to Purchaser.

3.9
Alternate Supplier. At any time during the Term, in the event of a Supply Failure, Purchaser shall be entitled to provide written notice to Supplier indicating that Purchaser intends to select an alternate supplier of Product, in which case Supplier shall provide written notice to Purchaser, within [***] of such notice from Purchaser indicating how it will resolve such Supply Failure.

3.9.1
Supplier Assistance. In the event of a Supply Failure Purchaser shall be entitled to select, at its sole discretion, an Alternate Supplier, and Supplier shall provide assistance and cooperation in accordance with Article 3.9.2.
3.9.2
Third Party Alternate Supplier. In the event that Supplier fails or is unable to provide a timely and mutually agreed upon remedy for a Supply Failure, then Purchaser shall be entitled to select, in its sole discretion, an alternate supplier (an “Alternate Supplier”). In such event Supplier shall assist and cooperate with Purchaser, for a period of up to [***] to qualify such Alternate Supplier, including, as applicable, executing such documents, providing materials, methods and information reasonably necessary for qualifying such Alternate Supplier, provided that Supplier will not provide any of its Confidential Information or its Background IP or Supplier Foreground IP, unless the Parties mutually agree on terms for the provision of such.
3.9.3
Without limiting the foregoing, Purchaser may, at any time during the Term, qualify an Alternate Supplier, provided, however, that in the absence of a Supply Failure, Supplier shall not be obligated to provide the assistance and cooperation set forth in Article 3.9.1 and Article 3.9.2 above.

3.10
Suspension of Requirements Obligation. Purchaser’s requirement obligations under Article 3.6 shall cease to apply commencing on the first date of any Supply Failure, and will be reinstated after the Parties mutually agree in writing that Supplier is able to supply Product again, or at the latest if Supplier proved its ability to supply by delivering the volumes ordered in the following purchase order. Once the Supply Failure has ended, Purchaser’s requirement to purchase Product shall be fully reinstated, within a commercially reasonable period of time and in no event later than [***] following the Parties’ agreement that Supplier is able to resume supply, subject to Purchaser’s contractual obligations with such Alternate Supplier. For the avoidance of doubt, any following purchase orders submitted by Purchaser and accepted by Supplier prior to the first date of any Supply Failure (and hence, not the purchase order in connection with which the Supply Failure occurred) shall remain binding on Purchaser, provided, however, that Purchaser may reasonably postpone any delivery dates under such purchase order(s) if Supplier is not able to supply under such purchase orders in time.

3.11
Forecasts and Purchase Orders.
3.11.1
Binding Forecast Volumes. Commencing with Phase 2 , and on the 1st business day of each calendar quarter thereafter throughout the Term, Purchaser shall provide to Supplier

[***] forecast of the campaigns to be manufactured and the Product volumes to be ordered, with the requested delivery date for such campaign per calendar year. The forecast shall be a binding purchase obligation of Purchaser (the “Firm Commitment”) for the periods defined in Article 3.11.1.1 and 3.11.1.2, and a binding supply obligation of Supplier if the forecasted volumes do not exceed the Maximum Supply Obligation. Attached as Exhibit C is Purchaser’s current forecast of its Product delivery requirements for calendar years 2022 through 2025. This forecast is non-binding in its entirety and is provided solely as a courtesy to Supplier.

Supplier will use commercially reasonable efforts to supply Product earlier as stated in the Firm Commitment if desired by Purchaser.

3.11.1.1
Phase 2:

Annual Campaign Size	Binding period before supply
[***]	[***]

3.11.1.2
Phase 4:

Annual Campaign Size	Binding period before supply
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

3.11.2
Binding Forecast Critical Raw Materials. Commencing with Phase 2, Supplier is entitled to purchase [***] required to produce the forecasted volumes [***] before the delivery date of annual campaigns forecasted under Article 3.11.1, irrespective whether the forecasted volumes of such campaign constitute a Firm Commitment or not. Supplier is entitled to charge Purchaser, at the point in time Supplier has to pay its suppliers for such [***], [***].
3.11.3
Forecasts Review. From time-to-time during the Term the Parties will meet to review Purchaser’s latest forecast against Supplier’s then-current manufacturing capacity for Product with the goal of ensuring that Supplier has the capacity to meet Purchaser’s anticipated orders for Product.
3.11.4
Purchase Orders. In connection with each forecast submitted by Purchaser pursuant to Article 3.11.1, the Parties will agree on a delivery schedule for Product covering the portion of such forecast constituting a Firm Commitment. Purchaser shall include the applicable agreed upon delivery date in each of its purchase orders submitted hereunder. Purchaser shall issue purchase orders for Product with such delivery dates with a lead time of at least

[***] prior to such delivery dates. Purchase orders become binding upon Acknowledgement of Supplier.
3.11.5
Acknowledgement/Rejection of Purchase Orders. Promptly (but not later than [***]) following receipt of a purchase order that complies with the forecasting provisions of this Article 3.11, Supplier shall issue a written acknowledgement (“Acknowledgement”) that it accepts such purchase order. Each acceptance Acknowledgement shall confirm the delivery date set forth in the purchase order or set forth a reasonable alternative delivery date (such date not to be later than [***] days after [***]). Supplier may reject any purchase order in excess of its supply obligation per the relevant Firm Commitment as set forth in Article 3.11.1, subject to Article 3.13, or otherwise not given in accordance with this Agreement. Supplier must accept any purchase orders that are consistent with the Firm Commitment.
3.12
Shortage of Supply. If Supplier is unable, or anticipates that it will not be able, to supply Product as confirmed by Supplier in accordance with Article 3.11 (a “Shortage of Supply”), Supplier shall promptly notify Purchaser in writing of the nature of the shortage and provide its best estimate of the duration of the delay. Supplier shall, at its own cost, use commercially reasonable efforts to remedy any Shortage of Supply as soon as reasonably practicable and resume timely supplying Purchaser with ordered Product in accordance with the requirements to this Agreement.
3.13
Volumes Exceeding the Firm Commitment. If Purchaser desires volumes in excess of the Firm Commitment (“Excess Volume”), the Parties shall negotiate in good faith for such Excess Volume supply obligation and, if such supply of Excess Volume is agreed, Supplier shall be obligated to supply such Excess Volume upon the same terms and conditions as set forth in this Agreement; provided that Supplier in all events shall use commercially reasonable efforts to supply any Excess Volumes. Without limiting the foregoing, if following good faith negotiations Supplier does not agree to supply such Excess Volume upon the same terms and conditions as set forth in this Agreement, Purchaser may obtain such Excess Volume from a Third Party supplier and such Excess Volume will not be counted as requirement of Purchaser under Article 3.6.

If Supplier produces more Product in a campaign than as agreed in the Firm Commitment, then Purchaser shall be obliged to take up to an additional [***] of the Firm Commitment at the prices set forth in the Agreement.

3.14
Delivery Terms. The delivery terms for all Product shall be FCA Supplier Facility of the final production step Incoterms® 2020. Title and risk of loss shall pass to Purchaser upon delivery. Purchaser shall be obliged to take deliveries [***]. The Parties agree that Supplier may [***].
3.15
Acceptance or Rejection of Product.
3.15.1
Inspection Period; Acceptance. Purchaser shall have [***] after receipt of the Product and the CoC and/or CoA (an “Inspection Period”) to inspect the Product to determine conformity with Specification, cGMP and the requirements of this Agreement. Purchaser shall provide Supplier with notice of acceptance or rejection within such period, and failure to notify Supplier of rejection during such period shall be deemed acceptance of such Product by Purchaser and all Purchaser’s claims relating to any defect or non-conformity of the Product, other than latent defects, shall be waived. If Purchaser detects later on any latent defect (a defect which could not reasonably have been detected, even by conducting a thorough incoming inspection), Purchaser shall inform Supplier thereof within [***] (also an “Inspection Period”). If Purchaser fails to give a notice of non-conformance within such Inspection Period, all Purchaser’s claims relating to such latent defect or non-conformity of the Product shall be waived.
3.15.2
Rejection by Purchaser. If Purchaser rejects Product during the applicable Inspection Period, the Parties will engage in good faith efforts to review and resolve Purchaser's rejection. Purchaser shall only be entitled to reject Product for the following reasons: (i) Product failed to meet Specification, (ii) Supplier failed to adhere to cGMP, or (iii) Product was damaged upon delivery. Supplier will notify Purchaser within [***] of receipt of Purchaser's rejection notice whether Supplier agrees with or disputes the basis of Purchaser's rejection of Product.
3.15.3
Remedy for Purchaser's Rejection. If Supplier accepts Purchaser's basis for rejection of Product in accordance with the terms of this Agreement, Supplier shall, at Supplier’s sole expense and Supplier’s sole discretion, either (i) remanufacture, rework or reprocess (if possible under cGMP conditions and only if the resulting Product is immediately useable by Purchaser under the then-current regulatory approval for the Product) such rejected Product, (ii) supply replacement batches or (iii) credit the Product Price for such rejected Product plus reasonable shipping and other reasonable charges, as soon as reasonably possible and in no event later than [***] after Supplier’s notice of acceptance of Purchaser rejections pursuant to Article 3.15.2.
1.1
Independent Testing. If the Parties disagree whether the Product batch conforms with the Specification, Supplier will submit a sample of such Product batch and applicable documentation to an independent, Third Party laboratory mutually agreed upon by the Parties (where such consent shall not be unreasonably withheld or delayed) in the European Union or United States. Such Third Party laboratory will determine whether such Product batch conforms to the Specification, and such determination shall be final, binding and determinative as to whether rejection of such Product batch was justified. The costs of such testing shall be borne by the Party against whom the discrepancy is resolved.
1.2
Planning Meetings. After the Effective Date, the respective Project Managers of Supplier and Purchaser, plus such other representative(s) as may be selected by each Party, shall meet in person or via telephone/video at least two (2) times each calendar year or as otherwise scheduled (each such meeting, a “Planning Meeting”). The first Planning Meeting in any given year shall be held in Q1 of such year. At each Planning Meeting the attendees shall review the ongoing relationship of the Parties, Purchaser’s forecasts, potential Shortfall Payments, purchase orders, and Product demand in the Territory, any actual or anticipated Product shortages, consider and attempt to achieve resolution of any disputes or other matters, and addressing such other topics as the Parties may mutually agree. In the event of any actual or anticipated Product shortages, including any resulting from a Supply Failure, Purchaser may request that Supplier purchase and hold, pursuant to mutually-agreed upon terms, raw materials sufficient to produce one or more additional campaigns of Product at Purchaser’s expense.

1.3
Product Packaging. Supplier shall be responsible for packaging the Product in accordance with the requirements as agreed upon between the Parties within mutually agreed upon product packaging specifications.
1.4
Raw Materials and Equipment. Supplier shall be responsible for procuring at its cost all Raw Materials, equipment, and resources needed for manufacturing the Product volumes requested in Purchaser’s purchase order and thereafter accepted pursuant to Supplier’s order confirmation.

Article 4
Product Price.
4.1
Product Price. The price of Product shall be as specified in Exhibit D (“Product Price”).
4.2
Product Price Adjustment. Product Price adjustments are also set forth in Exhibit D.
4.3
Invoicing and Payment.
4.3.1
Invoicing Event. Supplier shall submit an invoice to Purchaser after Product delivery at the address and to the attention of the person identified by Purchaser on the firm purchase order for all Product hereunder.
4.3.2
Payment Terms. Payment of undisputed amounts is due from Purchaser in full within [***] following the date of invoice. In addition, for any invoices submitted by Supplier to Purchaser on or before [***], Purchaser will use commercially reasonable efforts to remit payment to Supplier on or before [***]; provided, however, that in no event shall Purchaser’s failure to remit a payment in fewer than thirty (30) days following the invoice date constitute a breach of its obligations under this Article 4.3.2.
4.3.3
Prepayment. No earlier than [***] prior to the delivery date for a particular purchase order, Supplier is entitled to invoice [***] of the purchase order value. Such invoices shall be payable as set forth in Article 4.3.2 above.
4.3.4
Late Interest. If Purchaser is [***] late in payment, a [***] charge may be enforced and the appropriate invoice will be issued and become due. If Purchaser is more than [***] late in payment, a [***] charge or the highest interest rate allowable under law may be enforced monthly and the appropriate invoice will be issued and become due.
4.3.5
Remedies for Nonpayment. If at any time, Purchaser fails to pay an undisputed invoice when due or if Purchaser exceeds its then existing credit limit as decided by Supplier (or if Purchaser consents to such change), Supplier may, in its own discretion, [***].
4.3.6
Currency. Payment shall be made in Euros.
4.4
Tax. The Product Price specified in this Agreement excludes any sales, use, excise, or similar taxes, and of any export and import duties, which may be levied as a result of the manufacture and shipment of the Product. Purchaser shall reimburse Supplier or Supplier's Affiliate for all applicable taxes, customs, duties, levies, tariffs or similar charges of any kind (including withholding or value added taxes) imposed by any federal, state, provincial, local, or other governmental entity for Product provided under this Agreement within [***] of receipt of Supplier's invoice for such amounts, excluding taxes based upon Supplier's income. Supplier shall reasonably cooperate with Purchaser to minimize any VAT, import or export duties or other taxes that would be imposed for Product provided hereunder. Each Party shall cooperate with the other Party, and provide assistance to an extent reasonably practicable and available documentation to secure a lower rate of withholding tax under any applicable tax treaties, to claim a refund and/or credit for any such withholding tax, or if otherwise required in response to any tax audit by regulatory authorities.
Article 5
Quality & Regulatory Obligations.
5.1
Quality Control. The Quality Agreement shall stipulate the quality control and testing program Supplier has to maintain and follow for the manufacture of Product. As set forth in the Quality

Agreement, each delivery of Product to Purchaser hereunder shall be accompanied by (i) a written Certificate of Analysis (as defined in the Quality Agreement), (ii) a written Certificate of Compliance (as defined in the Quality Agreement), and (iii) for the validation campaigns only, any other documentation, including Batch Records, required with each delivery of Product by the Quality Agreement. For campaigns subsequent to the validation campaigns, Batch Records will be made available to Purchaser through electronic means via remote access.
5.2
Regulatory Applications for Final Product. As between the Parties, Purchaser (or its Affiliate or licensee) shall have the exclusive right to prepare and submit any and all regulatory applications and registrations regarding any Final Product. Any and all such regulatory applications and registrations regarding such Final Products will be owned solely by and held in the name of Purchaser (or its Affiliate or licensee, as applicable). Purchaser shall have the right to list Supplier as a manufacturer of the applicable Product on any regulatory applications or registrations regarding the Final Products to the extent required or appropriate under Applicable Law. Supplier shall have no rights in or to any such regulatory application or registration, or any approvals obtained thereon. Supplier hereby grants Purchaser the right of reference (and the right to have referenced by Purchaser’s designee) the drug master files, if any, maintained by Supplier pertaining to the Product.
5.3
Adverse Event Reporting/Field Alert Report (FAR). As between the Parties, it is understood and agreed that Purchaser shall have the sole right and responsibility for reporting any adverse events or other non-compliance condition relating to the Product or Final Product to the applicable and appropriate Government or Regulatory Authorities. Supplier shall provide Purchaser all reasonable assistance in complying with such reporting requirements, at Purchaser’s expense.
5.4
Delay or Withdrawal of Regulatory Approval. If Purchaser does not receive its first FDA approval to market, distribute and sell Finished Product by [***], or following such approval, Purchaser or its licensee shall withdraw or plan to withdraw, or be required by the FDA to withdraw, the Final Product from the market for any reason for a period that is, or is reasonably expected to be, greater than [***], then Purchaser may provide Supplier with written notice requesting that the Parties meet (in person or via video or teleconference) to discuss in good faith whether any adjustments are warranted to the terms and conditions of this Agreement to take into account the change in circumstances.
Article 6
Process Developments.
6.1
The Parties acknowledge that the Background IP of Purchaser or Supplier is and will remain the separate property of Purchaser or Supplier, as the case may be and are not affected by this Agreement. Except as expressly permitted under this Agreement, neither Party shall have any claims to or rights in or to such separate Background IP of the other Party.
6.2
License to Background IP. For the Term of this Agreement, Purchaser grants to Supplier, and Supplier accepts, a fully paid up, royalty-free, worldwide and nonexclusive right to use Purchaser’s Background IP, Purchaser Technology Data Package Improvements as well as Purchaser Foreground IP as necessary for the sole purpose to manufacture and supply the Product under this Agreement. Within the timetable set forth in this Agreement, Purchaser shall provide Supplier with a technology data package (the “Purchaser Technology Data Package”) containing such Purchaser Background IP, patents, data, documents and records necessary for Supplier to manufacture the Product. Specifics to such Purchaser Technology Data Package are outlined in Exhibit E. Any failure on the part of Purchaser to provide the Purchaser Technology Data Package in a complete and timely manner shall not be held against Supplier with regard to meeting timelines and will result in an automatic extension of Supplier timelines until such Purchaser Technology Data Package is complete, provided, however, that Purchaser’s failure to provide the Purchaser Technology Data Package in a complete and timely manner shall not constitute a breach of this Agreement by Purchaser. If following unsuccessful completion of validation services, Supplier does not believe that the Purchaser Technology Data Package previously provided by Purchaser to Supplier contains the information necessary for Supplier to manufacture and supply the Product under this Agreement, then Supplier shall notify Purchaser in writing within [***] following unsuccessful completion of validation services, and the Parties will promptly meet to discuss and seek agreement, in good faith, on additional information, if any, to be added to the Purchaser Technology Data Package.

6.3
Purchaser Foreground IP. All results, improvements, developments, inventions, materials, processes, equipment and other know-how, whether patentable or not, resulting from or derived from or directly relating to Purchaser’s activities outside this Agreement shall be the sole and exclusive property of Purchaser (“Purchaser Technology Data Package Improvements”). All improvements, developments, inventions, materials, processes, equipment and other know-how, whether patentable or not, resulting from or directly relating to Supplier’s performance under this Agreement, which are solely related to the Product and/or its manufacturing process and which do not utilize any Supplier Background IP and/or Supplier Facility Information shall be the sole and exclusive property of Purchaser (“Purchaser Foreground IP”). Supplier agrees to assign and hereby assigns to Purchaser all right, title and interest in and to such Purchaser Foreground IP.
6.4
Supplier Foreground IP. All results, improvements, developments, inventions, materials, processes, equipment and other know-how, whether patentable or not, resulting from or derived from or directly relating to Supplier’s performance under this Agreement and which utilize Supplier Background IP and/or Supplier Facility Information, or which are generally applicable inventions (i.e. not solely related to Product and its manufacturing process) shall be the sole and exclusive property of Supplier (“Supplier Foreground IP”).
6.5
Use of Foreground IP. Unless specifically agreed upon in writing by the Parties, Supplier shall not, and shall have no obligation to, utilize in any way Supplier Background IP or Supplier Foreground IP during the performance of the services. As of the Effective Date, Supplier agrees and acknowledges that (a) [***], and (b) no Supplier Background IP or Supplier Foreground IP is or will be utilized in the manufacture of the Product absent the Parties specific written agreement, provided, however, in the event that the Parties mutually determine in the future that utilization or incorporation of such Supplier Background IP or Supplier Foreground IP is desirable, the Parties shall in good faith negotiate commercially reasonable terms upon which Supplier will use its Background and/or Foreground IP.
Article 7
Confidentiality.
7.1
Definition of Confidential Information.
7.1.1
For purposes of this Agreement, “Confidential Information” of a Party shall mean all confidential or proprietary information or materials disclosed by or on behalf of the Party that disclosed the information (the “Disclosing Party”) to the Party that receives the information (the “Receiving Party”) or its Affiliate, and shall include all Batch Records (which are expected to contain Confidential Information of each of Supplier and Purchaser) included therein, whether disclosed orally or in writing or other tangible medium, including information relating to the matters which are the subject of this Agreement.

7.1.2
The confidentiality obligations hereunder shall not apply to information which:
7.1.2.1
is now, or hereafter becomes, generally available to the public through no fault of the Receiving Party, or its Affiliate, or any entity that obtained such information or materials from the Disclosing Party;
7.1.2.2
the Receiving Party or its Affiliate already possesses, as evidenced by its written records, prior to receipt thereof from the Disclosing Party;
7.1.2.3
is obtained without restriction from a Third Party that had the legal right to disclose the same to the Receiving Party or its Affiliate; or
7.1.2.4
has been independently developed by the Receiving Party or its Affiliate without the aid, application or use of any Confidential Information of the Disclosing Party, as demonstrated by competent written records.
7.2
Obligations of Confidentiality. During the Term and for a period ending [***] after termination of this Agreement, each Party shall keep in confidence and not disclose to any Third Party or use for any purpose except as provided herein or to perform its obligations under this Agreement, any and all Confidential Information of the other Party disclosed during the Term of this Agreement. Each Party shall be responsible to the other for any breach of this Article 7 by any party to whom it is permitted to disclose the other Party’s Confidential Information. Notwithstanding the foregoing, Supplier agrees that Purchaser may disclose Batch Records (including Supplier Facility Information contained within Batch Records) to Government or Regulatory Authorities in connection with Purchaser’s development, manufacture, registration, marketing or sale of the Final Product. In addition, Purchaser may disclose Batch Records (including Supplier Facility Information contained within Batch Records) to Third Parties in connection with potential licensing or other strategic transactions (but excluding commercial supply arrangements) regarding Purchaser or the Final Product, including, without limitation, to underwriters, bankers, lenders, consultants and advisors in connection with potential financing activities, but excluding other CMOs; provided, however, before any such disclosure of Confidential Information to Third Parties, Purchaser shall bind such Third Parties receiving such Confidential Information to a written agreement of confidentiality at least as restrictive as this Agreement, and shall be responsible for all actions of such Third Parties, including any breach of the terms hereof.
7.3
Disclosure Pursuant to Governmental or Court Order. If a Party is compelled to disclose Confidential Information by law, stock exchange rules, or governmental order, then the compelled Party shall, prior to disclosure, provide the other Party with notice of the circumstances to allow the other Party a reasonable opportunity to contest any such disclosure and to seek, as applicable, a protective order or confidential treatment of such Confidential Information. Information shall not be deemed to be publicly available merely because more general information, or any combination thereof, may be publicly available. Notwithstanding the foregoing, either Party may disclose the terms of this Agreement in proceedings to enforce the same.
7.4
Export Compliance. The Parties shall abide by the applicable export regulations of Germany and any other country or countries. If required, the Party intending to export controlled technology or data (including a “deemed” export) shall apply for an export license or other suitable authorization from the proper authority prior to any such export and inform any Receiving Party of any further restrictions on use of the technology or data. The Parties shall not export or re-export any technical data, products, or samples received from the Disclosing Party or the direct product of such technical data in contravention of the export compliance laws of Germany or associated regulations.

Article 8
Representation & Warranties.
8.1
Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:
8.1.1
Due Authorization. Such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.
8.1.2
Enforcement of Obligations. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.
8.1.3
No Conflict. The execution and delivery of this Agreement and the performance of such Party's obligations hereunder do not conflict with, or constitute a default or require any consent under, any contractual obligation of such Party.
8.2
Warranties of Supplier. Supplier hereby represents and warrants to Purchaser that:
8.2.1
All Product delivered pursuant to this Agreement will be produced in accordance with the relevant Master Batch Record, comply with the Specification and manufactured pursuant to cGMP. If Supplier has manufactured defective Product because the specifications laid down in the Purchaser Technology Data Package resulted in the respective defect of the Product, any and all warranty and liability of Supplier in that respect shall be excluded.
8.2.2
Neither Supplier nor its Affiliates will in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a), excluded from a U.S. federal healthcare program, debarred from U.S. federal contracting, or convicted or plead nolo contendere to any felony or to any violation of laws relating to fraud. If during the Term Supplier becomes aware of any non-compliance with this Section 8.2.2, Supplier shall notify Purchaser immediately. In either such event, Purchaser will have the right to terminate this Agreement upon written notice to Supplier if such non-compliance is not cured within [***] following the date Supplier first becomes aware of such non-compliance.
8.2.3
In performing its obligations under this Agreement, Supplier and its Affiliates will comply with all applicable laws, regulations, professional standards, and industry codes, ordinances and orders, as amended from time to time, including but not limited to (i) the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act, (ii) the U.S. federal anti-kickback statute (42 U.S.C. §1320a-7b(b)), and state anti-kickback and other laws restricting gifts to, relationships with and information from prescribers, (iii) the federal Food and Drug Administration laws, regulations and guidance, including the federal Food, Drug and Cosmetic Act and the Prescription Drug Marketing Act, and (iv) those governing the purchase and sale of securities while in possession of material, non-public information about a company.
8.3
Warranties of Purchaser. Purchaser hereby represents and warrants that the Product and the Final Product, in particular their Production/manufacture, use, sale and distribution, and any other information provided by Purchaser to Supplier do not infringe on any German, European or foreign patent, trademark, copyright or other intellectual property or proprietary right of any third party; provided that Purchaser makes no representations and warranties as to any infringement that is attributable to use by Supplier of any proprietary manufacturing process of Supplier.

8.4
Disclaimer of Warranty. EXCEPT AS SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. NO OTHER WARRANTY OR LIABILITY, EXPRESS OR IMPLIED, AND WHETHER ARISING BY OPERATION OF LAW OR CUSTOM, SHALL APPLY.
Article 9
INDEMNIFICATION.
9.1
Purchaser’s Indemnity Obligation. Purchaser shall defend, indemnify, and hold harmless Supplier (including its directors, officers, employees, Affiliates and agents) against any liability, judgments, damages, expenses or loss resulting from any Third Party actions, claims, suits, proceedings, demands, or allegations (collectively, “Claim”) to the extent based upon the (a) development, manufacture, use, promotion, distribution or sale by Purchaser or its Affiliate, sublicensee or customer of Product or Final Products containing Product supplied by Supplier under this Agreement; (b) Purchaser's breach of any of its representations, warranties, covenants or obligations under this Agreement; (c) the negligence or willful misconduct or omission of Purchaser or any of its officers, directors, agents, representatives, employees, or subcontractors, in the performance of the Agreement; or (d) the Production, use, sale, distribution and promotion, or other disposition of any Product or product incorporating the Product, in particular related to infringement of Third Party intellectual property rights; except in each case to the extent resulting from or caused by any activities set forth in Article 9.2 for which Supplier is obligated to indemnify Purchaser.
9.2
Supplier’s Indemnity Obligation. Subject to Article 10, Supplier shall defend, indemnify and hold harmless Purchaser (including its directors, officers, employees and agents) against any liability, judgments, damages, expenses or loss resulting from any Third Party Claims to the extent based upon (a) the gross negligence or willful misconduct or omission of Supplier or its officers, directors, agents, representatives, employees, or subcontractors, (b) Supplier’s breach of any of its representations, warranties, covenants or obligations under this Agreement, or (c) any actual or alleged infringement or violation of any third party intellectual property to the extent resulting exclusively from practice or use of Supplier Background IP or Supplier Foreground IP; except in each case to the extent resulting from or caused by any activities set forth in Article 9.1 for which Purchaser is obligated to indemnify Supplier.
9.3
Notification of Claims; Conditions to Indemnification Obligations.
9.3.1
As a condition to a Party’s right to receive indemnification under this Article 9, it shall: (a) promptly notify the other Party as soon as it becomes aware of a claim or suit for which indemnification may be sought pursuant hereto; provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying Party of any of its obligations hereunder except to the extent the indemnifying Party is prejudiced by such failure; (b) cooperate, and cause the individual indemnitees to cooperate, with the indemnifying Party in the defense, settlement or compromise of such claim or suit (at the indemnifying Party’s expense); and (c) permit the indemnifying Party to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel. The indemnified Party shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.
9.3.2
In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of the indemnified Party or any indemnitee without the prior written consent of the indemnified Party. Each Party shall reasonably cooperate with the other Party and its counsel in the course of the defense of any such suit, claim or demand, such cooperation to include using commercially reasonable efforts to provide or make available documents, information and witnesses. The indemnifying Party shall have no liability under this under this Article 9 with respect to claims or suits settled or compromised without its prior written consent.
Article 10
lIABILITY.
10.1
Consequential Damages Exclusion. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY NON-CONTRACTUAL OBLIGATIONS RELATED TO IT, SUCH AS LOSS OF BUSINESS, LOSS OF PROFITS, RECALL COSTS, DEPLETION OF GOODWILL, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. Notwithstanding the foregoing, nothing in this Article 10.1 is intended to limit or restrict the indemnification rights or obligations of any Party under Article 9.1 or 9.2.
10.2
Supplier’s Limitation of Liability. WITH THE EXCEPTION OF CLAIMS PURSUANT TO Article 7, OR CLAIMS RESULTING FROM SUPPLIER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, SUPPLIER’S TOTAL LIABILITY FOR ANY AND ALL CLAIMS UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY THIRD PARTY CLAIMS, PRODUCT RECALL, AND SUPPLIER’S INDEMNITY OBLIGATION SET FORTH IN ARTICLE 9.2, SHALL BE LIMITED AS FOLLOWS, PROVIDED, HOWEVER, THAT THE AMOUNTS BELOW WILL BE DOUBLED FOR ANY CLAIMS ALLEGING THE SUPPLIER FOREGROUND IP OR SUPPLIER BACKGROUND IP INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY:
10.2.1
PER INCIDENT TO [***]; AND
10.2.2
PER CALENDAR YEAR TO [***]; AND
10.2.3
IN THE AGGREGATE TO [***].
10.2.4
ANY AND ALL CLAIMS OF EITHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY CLAIMS RELATING TO PRODUCT RECALL, BUT EXCLUDING IP INDEMNIFICATION CLAIMS PURSUANT TO ARTICLE 9.1 OR ARTICLE 9.2, AS APPLICABLE, SHALL EXPIRE [***]. INDEMNIFICATION CLAIMS RELATING TO IP PURSUANT TO ARTICLE 9.1 OR ARTICLE 9.2 SHALL EXPIRE [***].
10.3
The limitations of liability set forth herein shall not apply:
(i)
death or personal injury of Purchaser caused by Supplier’s negligence;
(ii)
to any matter for which it would be illegal for Supplier to exclude or attempt to exclude its liability; or
(iii)
for fraud or fraudulent misrepresentation.

Article 11
iNSURANCE.

11.1
Minimum Coverages.
11.1.1
Each Party will procure and maintain, at its own expense, (A) commercial general liability insurance including premises operations, personal injury and advertising injury including fire legal liability for bodily injury and property damage, with a per-occurrence limit of not less than [***] and an aggregate limit of not less than [***]; and (B) products and completed operations liability insurance with a per-occurrence limit of not less than [***].
11.1.2
The above coverages may be satisfied through umbrella or excess liability coverage. Each of the policies required above shall be maintained for the duration of the Agreement, and for [***] if written on a claims made or occurrence reported form, and shall be obtained from an insurance carrier rated A-VII or better with A. M. Best.
11.2
Evidence of Insurance. Upon request, each Party shall furnish to the other certificates of insurance or other suitable written documentation evidencing the insurance coverages as required in this Article 11.
Article 12
Termination.
12.1
Termination for Cause. If a Party breaches a material obligation under this Agreement, the other Party may notify such breaching Party in writing of such breach and require that the breaching Party cure such breach within [***] of such notice for any payment breach, or within [***] of the non-breaching Party's notice of any other breach. In the event the breaching Party shall not have cured the breach by the end of the applicable cure period, the non-breaching Party may terminate this Agreement for cause immediately upon written notice to the breaching Party; provided that, if the basis for such termination is disputed by either Party, such termination shall not be effective if and until final resolution pursuant to Article 14 that this Agreement is terminated as a result of such material breach.
1.1
Remedies for Termination for Cause.
1.1.1
If Supplier terminates this Agreement for cause pursuant to Article 12.1, then:
1.1.1.1
Purchaser shall purchase from Supplier any and all inventories of the Product manufactured at the purchase price then in effect as well as pay Supplier for any Product volumes bindingly forecasted or ordered;
1.1.2
If Purchaser terminates this Agreement for cause pursuant to Article 12.1, then:
1.1.1.2
Purchaser shall be obligated to (i) pay for all volumes of Product delivered to Purchaser until the date of the notice of material breach giving rise to termination, and (ii) accept delivery and pay for such volumes of Product which Seller manufactured until the date of the notice of termination, provided, however, that Purchaser shall have no obligation to make the payments described in (i) and (ii) of this Article if Purchaser has terminated this Agreement due to Supplier’s failure to manufacture Product in accordance with Specification, cGMP or applicable law;
1.2
Termination for Convenience. [***].

1.3
Survival. Termination or expiration of this Agreement shall not (i) affect any other rights of either Party which may have accrued up to the date of such termination or expiration or (ii) subject to Article 12.2.2.1, relieve Purchaser of its obligation to pay to Supplier any undisputed sums due in respect of Product delivered prior to termination or expiration, including but not limited to any Raw Materials purchased and/or work in progress pursuant to a purchase order accepted by Supplier pursuant to this Agreement, so long as such Raw Materials cannot promptly be used by Supplier for its other clients. The Articles of this Agreement that by their nature would survive the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement (for the time periods set forth therein), in particular Article 1, Article 6, Article 7, Article 9, Article 10, Article 11, Article 12.2, Article 12.4, Article 14, and Article 15.
Article 13
Force Majeure.
13.1
Event of Force Majeure. Neither Party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed or rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental acts or regulation, fire, flood, pandemics, explosion, labor difficulties (other than those with its own employees), civil disorder, and acts of God, provided that the Party experiencing the delay promptly notifies the other Party of the delay (“Force Majeure”).
13.2
Effect of Force Majeure. If such Force Majeure occurs, the affected Party shall notify the other Party in writing as soon as practicable of the occurrence of said Force Majeure event, the nature of and expected duration of the Force Majeure event, and the effect the Force Majeure event will have on such Party’s performance of this Agreement. The affected Party will be excused from performing its obligations hereunder only during the Force Majeure event and the affected Party shall not be liable to the other Party for damages by reason of any delay or suspension of performance resulting from the Force Majeure event. The Party that invokes this Article 13.2 shall use commercially reasonable efforts to resume performance of its ongoing obligations to the other Party as soon as practicable. If the event of Force Majeure shall continue unabated for [***], then both Parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s); and if the Parties are not able to agree upon such modifications within [***], the Party that has not invoked this Article 13.2 may terminate this Agreement upon written notice delivered by such Party to the other Party, provided that Purchaser shall (i) purchase from Supplier any and all inventories of the Product manufactured at the Product Price then in effect, and (ii) reimburse Supplier for any actual, out-of-pocket costs and expenses incurred up to the effective date of termination, including non-cancellable Third Party costs.
Article 14
Governing Law and VENUE.
14.1
Governing Law. This Agreement and the legal relations between the Parties in connection herewith shall be governed by, and construed in accordance with, the laws of the [***], excluding the provisions of the United Nations Convention on Contracts for the International Sale of Goods and any conflict of law provisions that would require application of another choice of law.
14.2
Jurisdiction. Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, that cannot be solved by both Parties in an amicable manner shall be finally settled by arbitration in accordance with the ICC Rules of Arbitration in force on the date when the notice of arbitration is submitted. The number of arbitrators will be three (3). The seat of arbitration will be London, England. The arbitral proceedings will be conducted in English.

Article 15
MISCELLANEOUS.
15.1
Notice. All notices, consents, claims, demands or other communications given under this Agreement shall only be sufficient if in writing and sent (1) by electronic mail, conditioned upon written acknowledgment of receipt or (2) by an internationally recognized overnight courier service which provides a delivery receipt, to the Parties at the address set forth below or at such other address designated by either Party in writing. Such communications must be sent to the respective Parties at the below addresses.

For Supplier:

Evonik Operations GmbH

[***]

For Purchaser:

Phathom Pharmaceuticals, Inc.

2150 E. Lake Cook Road, Suite 800

Buffalo Grove, Illinois 60089

Attn: Vice President, Manufacturing and Supply Chain

With a copy to:

Phathom Pharmaceuticals, Inc.

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Attn: General Counsel (Legal Department)

Email: [***]

15.2
Independent Parties. The Parties are not employees or legal representatives of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.
15.3
Publicity; Use of Name. Except as required by law, neither Party shall originate any publicity, news release or other public announcement, written or oral, whether to the public, press, stockholders or otherwise, relating to this Agreement, to any amendment hereto or thereto or activities hereunder or thereunder without the prior written consent of the other Party. Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation (including any contraction, abbreviation, or simulation of any of the foregoing); and each Party hereto agrees not to use any designation of the other Party in any promotional activity associated with this Agreement without the express written approval of the other Party.
15.4
Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect. The Parties undertake in good faith to replace an illegal, invalid or unenforceable provision by a valid one which most closely corresponds with the economic intention of the invalid ruling.
15.5
Waiver. Any waiver (express or implied) by either Party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

15.6
Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. No pre-printed terms and conditions on any purchase order, order confirmation or acknowledgment, or any other writing shall have binding effect upon the Parties.
15.7
Amendment. Any amendment to this Agreement must comply with the formal requirements set forth in Article 15.10 and must specifically refer to the provision of the Agreement being amended or waived in order to be effective.
15.8
Assignment. Neither Party shall assign or transfer this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party, except that either Party may, without the other Party’s consent (but subject to written notice), assign this Agreement in its entirety to an Affiliate (provided that the assigning Party will remain responsible and liable for such assignee’s performance under this Agreement), and each Party may, without the other Party’s consent (but subject to written notice), assign this Agreement in its entirety to a successor to substantially all of the business or assets of the assigning Party or its business unit responsible for performance under this Agreement. In the event of a valid assignment, this Agreement shall be binding on the successors and permitted assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Article 15.8 shall be null and void and of no legal effect.
15.9
English Language. The English language version of this Agreement shall be controlling on both Parties, and all matters relating to interpretation or enforcement of this Agreement shall be in English. All information, documents, reports, notices and communications to be provided by one Party to the other Party hereunder shall be provided in the English language.
15.10
Counterparts; Evidence of Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute together the same instrument. Any such counterparts executed and/or transmitted electronically, including scanned signed documents or digital signatures, shall bind the Parties to the same extent as documents with original signatures.

The Parties hereto have each caused this Agreement to be signed and delivered by its duly authorized officer or representative as of the Effective Date.

[Signature page to follow]

Phathom Pharmaceuticals, Inc.		Evonik Operations GmbH
By:	/s/ Azmi Nabulsi	By: /s/ [***]
Name:	Azmi Nabulsi	Name: [***]
Title:	COO	Title: SVP Health Care

By: /s/ [***]
Name: [***]
Title: Senior Legal Counsel

Exhibit A Definitions

“Affiliate” shall mean with respect to a Party, any person, corporation, company, partnership or other entity that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

“Applicable Law” shall mean the applicable provisions of any national, regional, state and local laws, treaties, statutes, rules, regulations, guidance, or ordinances of or from any Governmental or Regulatory Authority of the European Union, United States, or other territory, in each instance only to the extent applicable to the performance of the Parties’ obligations hereunder including, without limitation, the manufacture or use of the Product.

“Background IP” means any and all (1) proprietary information and know-how and expertise whether patented or patentable including, without limitation, specifications, processes, formulations, procedures, instructions, technology and any other technical information which may be contained in drawings, photographs, samples, models and other documentation or communicated orally; (2) patent applications, patents and other intellectual property rights; (3) material, including without limitation, samples of products and models; and (4) software and other creation being subject to copyrights; which a Party owns or controls prior to the Effective Date, or thereafter acquires or independently develops outside the scope of this Agreement. In the case of Supplier, Supplier Background IP also includes Supplier Facility and Supplier Facility Information. In the case of Purchaser, Purchaser Background IP also includes Purchaser Technology Data Package.

“Batch Record” shall have the meaning set forth in the Quality Agreement.

“Claim” shall have the meaning set forth in Article 9.1.

“Confidential Information” shall have the meaning set forth in Article 7.1.

“Disclosing Party” shall have the meaning set forth in Article 7.1.

“Current Good Manufacturing Practice" or “cGMP” means all then-current applicable laws, regulations and recognized good manufacturing practices that apply to the manufacture of any therapeutically active material that provides pharmacological activity in a pharmaceutical product, and govern the standards of manufacture of any product intended for human use, including, as applicable: (i) 21 C.F.R. Parts 210 and 211, as amended, in the United States, (ii) the EU good manufacturing practices set forth in Eudralex Volume 4: The Rules Governing Medicinal Products in the European Union Volume 4: Good Manufacturing Practices, Medicinal Products for Human and Veterinary Use – Part II – Basic Requirements for Active Substances used as Starting Materials, (iii) the Guideline ICH Tripartite Guidance Q7 Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients and (iv) applicable guidance published by the FDA or the EMA; and; in each case as may be modified or supplemented during the Term.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“FDA” means the United States Food and Drug Administration, or any successor thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, drug delivery systems, and devices in the United States of America.

“Final Product” shall have the meaning set forth in the recitals of this Agreement.

“Force Majeure” shall have the meaning set forth in Article 13.1.

“Government or Regulatory Authority” means any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body which are relevant to the development and manufacture of the Product.

“Invention” shall mean any creation, discovery and invention (whether or not patentable) conceived, created, developed or reduced to practice by Supplier in connection with its performance of the contractual obligations hereunder.

“Master Batch Record” shall have the meaning set forth in the Quality Agreement.

“Maximum Supply Obligation” shall have the meaning set forth in Article 3.2.5.

“Product” shall have the meaning set forth in the recitals, and as further described in Exhibit B.

“Product Price” shall have the meaning set forth in Article 4.1.

"Production" or "Produce" means the synthesis, manufacturing, purification, packaging, testing and release of the Product by Supplier to Purchaser.

“Project Manager” shall have the meaning set forth in Article 3.3.

“Purchaser Foreground IP” shall have the meaning as set forth in Article 6.3.

“Purchaser Technology Data Package” shall have the meaning set forth in Article 6.2.

“Purchaser Technology Data Package Improvements” shall have the meaning set forth in Article 6.3.

“Quality Agreement” means the quality agreement between Purchaser and Supplier relating to the manufacture of Product (whether executed by the Parties prior to, concurrently with, or after entry into this Agreement), as the same may be amended or modified from time to time by agreement of the Parties. The Quality Agreement describes the relationship of the Parties hereunder and the responsibilities of each Party regarding quality systems practices and activities concerning the manufacture of the Product.

"Raw Material” shall mean the chemicals, compounds, water, solvents, reagents and other materials and supplies, including disposable manufacturing materials and labeling and packaging materials, used in manufacturing the Product.

“Receiving Party” shall have the meaning set forth in Article 7.1.

"Shortfall Payment" shall have the meaning set forth in Article 3.8.

“Specification” shall have the meaning as set forth in Article 3.1.

“Supplier Facility” shall mean the specific premises of Supplier located at [***] for Phase 1, Phase 2 and Phase 4 and additionally the specific premises of Supplier’s Affiliate and subcontractor [***] for Phase 3 and Phase 4.

“Supplier Facility Information” means Supplier’s Confidential Information relating to (a) layout and design of Supplier Facility(ies); (b) equipment and other assets including information revealing the make, model or other identifying features of any laboratory or process equipment utilized by Supplier in the performance of this Agreement; (c) any and all nomenclature, identifiers and facility capabilities of Supplier and (d) location and address of Supplier Facilities.

“Supply Failure” means that after the second campaign following successful completion of the validation campaign of the relevant Supplier Facility Supplier has, in any given [***] period, failed to deliver at least [***] of Product ordered by Purchaser pursuant to the relevant Purchase Order(s) within [***] following the delivery date set forth in the applicable Acknowledgement and after expiry of a [***] grace period to be granted by Purchaser to Supplier to remedy such failure; for reasons solely attributable to Supplier, its Affiliates or subcontractors, and in particular other than Force Majeure.

“Supplier Foreground IP” shall have the meaning as set forth in Article 6.4.

“Term” shall have the meaning as set forth in Article 2.2.

“Third Party” shall mean any other person, company or other business entity other than Purchaser or Supplier, or an Affiliate of either of them.

Exhibit B - Product Specification

[***]

Exhibit C – INDICATIVE nON-BINDING Product Volumes

[***]

Exhibit D – PrICE and PRICE ADJUSTMENTS

[***]

Exhibit E - Purchaser Technology Data Package

[***]

Exhibit F – PRODUCT volumes

[***]